UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 23rd Street New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (347) 719-4312
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by Blue Apron Holdings, Inc. (collectively with its subsidiaries and other affiliates, as applicable, the “Company”) on December 4, 2017 (the “Original 8-K”). The Original 8-K was filed to report the resignation of Pablo Cussatti as the Company’s Senior Vice President of Operations and Fulfillment and as an employee of the Company.  The Company is filing this Amendment solely to report the entry by the Company into a letter agreement and general release with Mr. Cussatti (the “Separation Agreement”).  No information reported in the Original 8-K has changed.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2017, the Company entered into the Separation Agreement with Mr. Cussatti in connection with his resignation as the Company’s Senior Vice President of Operations and Fulfillment and as an employee of the Company.  Under the Separation Agreement, (i) Mr. Cussatti shall be paid a lump sum amount of $137,500 as soon as reasonably practicable after the agreement’s Effective Date (as defined below), which amount is equal to the prorated portion of Mr. Cussatti’s 2017 target bonus amount, (ii) in the event Mr. Cussatti elects to receive COBRA continuation health coverage, the Company will pay the premiums associated with Mr. Cussatti’s COBRA continuation health coverage through the earlier of the duration of his COBRA continuation period and March 31, 2018, (iii) Mr. Cussatti has agreed to provide a customary general release of claims against the Company arising out of or related to his employment with or separation from the Company, and (iv) Mr. Cussatti has agreed to certain confidentiality, non-solicitation, non-competition, non-disparagement and cooperation covenants.

Mr. Cussatti may revoke the Separation Agreement for a period of seven days following its execution. If the Separation Agreement is not revoked, it will become effective on the eighth day following the execution of the Separation Agreement (the “Effective Date”). If Mr. Cussatti exercises his revocation right, the Separation Agreement will have no force or effect, although he will remain subject to his existing confidentiality, non-solicitation and non-competition obligations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: December 18, 2017	By:	/s/ Benjamin C. Singer
Benjamin C. Singer General Counsel and Secretary

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